Exhibit 10.6

EXECUTION VERSION

AMENDED AND RESTATED

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

between

BRIDGETOWN 2 HOLDINGS LIMITED

PROPERTYGURU GROUP LIMITED

BRIDGETOWN 2 LLC

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated December 1, 2021

THIS AMENDED AND RESTATED ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated December 1, 2021, is made by and among Bridgetown 2 Holdings Limited, a Cayman Islands exempted company (the “Company”), PropertyGuru Group Limited, a Cayman Islands exempted company (“PubCo”), Bridgetown 2 LLC, a Cayman Islands limited liability company (the “Sponsor”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Warrant Agreement (as defined below).

WHEREAS, pursuant to the Warrant Agreement (the “Existing Warrant Agreement”), dated January 25, 2021, entered into by and between the Company and the Sponsor, the Company issued 12,960,000 Private Placement Warrants to the Sponsor;

WHEREAS, the Company, PubCo, the Sponsor and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement, dated July 23, 2021 (the “Existing Warrant Amendment Agreement”);

WHEREAS, on July 23, 2021, the Company, PubCo, PropertyGuru Pte. Ltd. (“PG”) and B2 PubCo Amalgamation Sub Pte. Ltd. (“Amalgamation Sub”) entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the Business Combination Agreement, (i) the Company will merge with and into PubCo, with PubCo surviving such merger (the “Merger”), and as a result of the Merger, the holders of Ordinary Shares of the Company shall become holders of ordinary shares of PubCo (the “PubCo Ordinary Shares”) and (ii) Amalgamation Sub and PG will amalgamate and continue as one company (the “Amalgamation”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo;

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares of the Company but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for PubCo Ordinary Shares;

WHEREAS, the Board of the Company has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to PubCo and PubCo wishes to accept such assignment;

WHEREAS, Section 7.8 of the Existing Warrant Agreement provides that the holders of a majority of the then outstanding Private Placement Warrants and Working Capital Warrants may amend the Existing Warrant Agreement;

WHEREAS, Sponsor is the holder of a majority of the outstanding Private Placement Warrants and no Working Capital Warrants are outstanding; and

WHEREAS, the Parties wish to amend and restate the Existing Warrant Amendment Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1

Assignment and Assumption. As of and with effect on and from the Merger Closing (as defined in the Business Combination Agreement, the “Closing”): the Company hereby assigns to PubCo all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Closing.

1.2

Consent. The Sponsor hereby consents to (i) the assignment of the Existing Warrant Agreement by the Company to PubCo pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement by PubCo from the Company pursuant to Section 1.1, in each case effective as of the Closing, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Closing.

2.	Amendment of Existing Warrant Agreement.

Effective as of the Closing, the Company and the Sponsor hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement (in connection with the Merger and the transactions contemplated by the Business Combination Agreement).

2.1	References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo.

2.2	References to Ordinary Shares. All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo Ordinary Shares.

2.3

References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Closing.

2.4	Notice Clause. Section 7.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Sponsor or by the holder of any Warrant to or on PubCo shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by PubCo with the Sponsor), as follows:

PropertyGuru Group Limited

c/o 38/F Champion Tower

3 Garden Road, Central

Hong Kong

Attention: Steve Teichman; Derek Fong

Email: Steve.Teichman@pcg-group.com; Derek.Fong@pcg-group.com with a copy

(which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

42/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention:	Jonathan B. Stone

Rajeev P. Duggal

Email:	jonathan.stone@skadden.com

rajeev.duggal@skadden.com

3.	Miscellaneous Provisions.

3.1

Effectiveness of the Amended and Restated Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and substantially contemporaneous occurrence of the Merger Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2

Amendment and Restatement of the Existing Warrant Amendment Agreement. Each of the parties hereto acknowledges and agrees that the Existing Warrant Amendment Agreement shall be amended and restated in its entirety as set forth in this Agreement and shall be of no further force and effect. The Warrant Agent acknowledges and agrees that (i) it has no rights or obligations with respect to the Existing Warrant Amendment Agreement and the subject matter thereof, (ii) it is party to this Agreement for the sole purpose of making such acknowledgment and agreement, and (iii) it has no other rights under this Agreement.

3.3

Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo, the Company or the Sponsor shall bind and inure to the benefit of their respective successors and assigns.

3.4

Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of PubCo and the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of PubCo and the Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.4. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

3.5

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.6	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.7

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BRIDGETOWN 2 HOLDINGS LIMITED

By:	/s/ Daniel Wong
Name: Daniel Wong Title: Director

PROPERTYGURU GROUP LIMITED

By:	/s/ Daniel Wong
Name: Daniel Wong Title: Director

BRIDGETOWN 2 LLC

By:	/s/ Daniel Wong
Name: Daniel Wong Title: Manager

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Stacy Aqui
Name: Stacy Aqui Title: Vice President

[Signature Page to Amended and Restated Assignment, Assumption and Amendment Agreement]